UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 30, 2021

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

767 Third Avenue, Suite 602
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (949) 480-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACTG	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2021, Acacia Research Corporation, a Delaware corporation (the “Company”) entered into a Fifth Supplemental Agreement (the “Fifth Supplemental Agreement”) with Merton Acquisition HoldCo LLC (“Merton”) and Starboard Value LP (the “Designee” or “Starboard Value”), on behalf of the certain buyers (the “Starboard Funds”) of the Notes issued pursuant to the previously reported Securities Purchase Agreement (as amended and supplemented, the “Purchase Agreement”), dated as of November 18, 2019, to extend the maturity date of the Notes to January 31, 2022.

The foregoing description of the Fifth Supplemental Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the Fifth Supplemental Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 regarding the terms of the Fifth Supplemental Agreement is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
10.1	Fifth Supplemental Agreement, dated as of November 30, 2021, between Starboard Value, L.P., on behalf of the Starboard Funds, Acacia Research Corporation and Merton Acquisition Holdco LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2021
ACACIA RESEARCH CORPORATION

	By:	/s/ Jason Soncini
	Name:	Jason Soncini
	Title:	General Counsel